UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: October 20, 2010

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

                (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on October 20, 2010 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report AMR’s third quarter 2010 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated October 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  October 20, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

CONTACT:     Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Oct. 20, 2010

Editor's Note: A live Webcast reporting third quarter results will be broadcast on the Internet on Oct. 20 at 2 p.m. EDT (Windows Media Player required for viewing)

AMR CORPORATION REPORTS THIRD QUARTER PROFIT OF $143 MILLION

Substantial Improvement Compared to Last Year, Despite Higher Fuel Prices

Recent Highlights Include: Launched Joint Business with British Airways and Iberia

Received Tentative DOT Approval for Antitrust Immunity with Japan Airlines

Enhancing Strategic Position in Los Angeles

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $143 million for the third quarter of 2010, or $0.39 per diluted share.
The current quarter results compare to a net loss of $359 million for the third quarter of 2009, or $1.26 per share, which included the impact of approximately $94 million in non-recurring charges related to the sale of certain aircraft and the grounding of leased Airbus A300 aircraft prior to lease expiration. Excluding those non-recurring charges, the third quarter 2009 loss was $265 million, or $0.93 per share.
“We are pleased to report our first profitable quarter since the third quarter of 2007, excluding special items,” said AMR Chairman and CEO Gerard Arpey. “Our entire team is intensely focused on building strong momentum from our Cornerstone, partnership and alliance strategies that enhance our global network reach. We are excited about our recently launched joint business in the trans-Atlantic with British Airways and Iberia and the forthcoming opportunity with Japan Airlines in the Pacific; as well as additional network enhancements in key markets. While there is clearly much more work to do, our results show significant improvement in revenue and reflect our continued dedication to controlling costs.”
Arpey also highlighted several recent developments that demonstrate the Company’s progress in executing on its strategic initiatives under Flight Plan 2020.

Joint Business with British Airways and Iberia
Since the end of the third quarter, American Airlines, British Airways and Iberia launched their joint business between North America and Europe after receiving approval from regulatory authorities earlier this year. The AA, BA and IB trans-Atlantic business, initially representing approximately $7 billion in combined revenue between the carriers, will offer seamless service to approximately 433 destinations in 105 countries, with 5,178 daily departures worldwide.
As part of enhancing the new joint business, American, British Airways and Iberia announced service to four new key routes, service to which will begin in the Spring of 2011. They are: New York JFK-Budapest and Chicago-Helsinki (operated by American Airlines), London Heathrow-San Diego (operated by British Airways) and Madrid-Los Angeles (operated by Iberia). Also in the Spring of 2011, American will start offering additional frequencies from JFK to Barcelona and Miami to Madrid.
Furthermore, as American capitalizes on the new business opportunities with British Airways and Iberia, continues to strengthen its Cornerstone hubs and, in preparation for a pending alliance with Japan Airlines, the Company was pleased to announce recalls from furloughs of 545 flight attendants and 250 pilots.

Tentative DOT Approval for Antitrust Immunity with Japan Airlines
Also since the close of the third quarter, American Airlines and Japan Airlines received tentative approval of the antitrust immunity application filed by the two airlines in February. By this action, the Department of Transportation has moved another step closer to granting antitrust immunity to the two airlines.
Under an immunized agreement, the two airlines anticipate cooperating commercially on flights between North America and Asia. This joint business opportunity represents significant growth opportunities for American long term as the Pacific region currently accounts for only about 4 percent of American’s total system capacity.

Enhancing Strategic Position in Los Angeles
Today, the Company announced the next step in its Cornerstone strategy, enhancing service in Los Angeles with a 28 percent increase in daily departures. AMR plans to launch new service from Los Angeles to Shanghai, China; as well as an additional nine new domestic markets by Spring 2011. New flights between Los Angeles and Shanghai are scheduled to begin on April 5, 2011.

Financial and Operational Performance
AMR reported third quarter consolidated revenues of approximately $5.8 billion, an increase of 14.0 percent year-over-year. American, its regional affiliates, and AA Cargo, all experienced double-digit, year-over-year increases, as total operating revenue was approximately $715 million better in third quarter 2010 compared to the third quarter of 2009.
Consolidated passenger revenue per available seat mile (unit revenue) grew 10.7 percent compared to the third quarter of 2009, and mainline unit revenue at American also grew 10.7 percent. Improving economic conditions and strong load factors drove higher unit revenue.
Passenger yield, which represents the average fares paid, increased at American by 10.7 percent year over year in the third quarter.
Mainline unit costs in the third quarter of 2010 decreased 0.7 percent year over year, excluding fuel costs and 2009 non-recurring charges.
Including the impact of fuel hedging, AMR paid $123 million more for jet fuel in the third quarter, at an average of $2.24 per gallon, than it would have paid at prices prevailing during the third quarter of 2009, when it paid $2.07 per gallon.
Mainline capacity, or total available seat miles, in the third quarter increased by 3.6 percent compared to the prior year’s third quarter, as the Company continues to maintain capacity discipline and selectively allocate capacity for growth markets such as China.
American’s mainline load factor – or percentage of total seats filled – was 84.0 percent during the third quarter, maintaining strong levels that are consistent with the year-ago period.

Balance Sheet Update
AMR ended the third quarter with approximately $5.0 billion in cash and short-term investments, including a restricted balance of $447 million, compared to a balance of $4.6 billion in cash and short-term investments, including a restricted balance of $459 million, at the end of the third quarter of 2009.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $16.2 billion at the end of the third quarter of 2010, compared to $15.7 billion a year earlier.
AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $11.6 billion at the end of the third quarter, comparable to the third quarter of 2009.

Other Third Quarter and Recent Highlights:
•
American Eagle commenced first class service onboard all of its CRJ-700 aircraft. Additionally, American Eagle started taking delivery of 22 new CRJ-700 aircraft – a significant investment by AMR to enhance its product offering to better compete in key business markets.

•
American signed a memorandum of understanding with Air Berlin, the fifth largest carrier in Europe, outlining a comprehensive codeshare and frequent flyer relationship. The Company expects to implement its codeshare with Air Berlin before the end of 2010 and anticipates that Air Berlin will join oneworld in early 2012. With hubs in Berlin and Dusseldorf, Air Berlin offers service to more than 160 cities in Europe, Russia and the Middle East and in North America, which will nicely complement American's network.

•
American, which offers more flights to Brazil than any other U.S. airline, launched codesharing on flights operated by GOL Airlines between Sao Paulo and Salvador, Belem, Brasilia, Curitiba, Fortaleza, Manaus, Natal, Porto Alegre and Recife, as well as between Rio de Janeiro and Porto Alegre.

•	American Airlines and JetBlue Airways implemented their commercial agreement, offering customers convenient connections and more travel options to and from New York and Boston.

•	American Airlines and Jetstar, a Qantas Group airline, signed an agreement establishing a codeshare relationship between several destinations in New Zealand.

•	American Airlines and WestJet Airlines entered into an interline agreement, expanding travel options to more cities in Canada for American’s customers.

Guidance
Mainline and Consolidated Capacity
AMR expects its full-year mainline capacity to increase by 1.0 percent in 2010 compared to 2009, with domestic capacity up 0.2 percent and an increase of international capacity of 2.4 percent compared to 2009 levels. On a consolidated basis, AMR expects full-year capacity to increase by 1.4 percent in 2010 compared to 2009.
The Company’s 2010 capacity levels include the reinstatement of flying that was canceled in 2009 due to the H1N1 virus and the launch of Chicago-Beijing service, which was deferred from 2009.
AMR expects mainline capacity in the fourth quarter of 2010 to increase by 3.4 percent compared to the fourth quarter of 2009, with domestic capacity expected to be up 0.5 percent and international capacity expected to be up 8.2 percent compared to fourth quarter 2009 levels. AMR expects consolidated capacity in the fourth quarter of 2010 to increase by 4.1 percent compared to the fourth quarter of 2009.

Fuel Expense and Hedging
While the cost of jet fuel has been increasing recently and remains very volatile, based on the October 1 forward curve, AMR is planning for an average system price of $2.41 per gallon in the fourth quarter of 2010 and $2.31 per gallon for all of 2010. Consolidated consumption for the fourth quarter is expected to be 684 million gallons of jet fuel.
AMR has 40 percent of its anticipated fourth quarter 2010 fuel consumption hedged at an average cap of $2.33 per gallon of jet fuel equivalent ($84 per barrel crude equivalent), with 40 percent subject to an average floor of $1.77 per gallon of jet fuel equivalent ($61 per barrel crude equivalent). AMR has 38 percent of its anticipated full-year consumption hedged at an average cap of $2.42 per gallon of jet fuel equivalent ($90 per barrel crude equivalent), with 37 percent subject to an average floor of $1.82 per gallon of jet fuel equivalent ($65 per barrel crude equivalent).

Mainline and Consolidated Cost per Available Seat Mile (CASM), Excluding Special Items
	4Q2010 (est.) vs. 4Q2009 H/(L)	Full year 2010 (est.) vs. 2009 H/(L)
Mainline	(0.5%)	4.4%
Excluding Fuel	(3.5%)	1.2%
Consolidated	(0.2%)	4.4%
Excluding Fuel	(3.3%)	1.1%

The estimated 1.1 percent increase in consolidated cost per seat mile, excluding fuel and special items, for 2010 is primarily due to anticipated higher revenue-related expenses (such as credit card fees, commissions, and booking fees), airport-related expenses (such as landing fees and facilities costs), and financing costs related to new aircraft deliveries.

Editor’s Note: AMR’s Chairman and Chief Executive Officer, Gerard Arpey, its President, Thomas Horton, and its Senior Vice President and Chief Financial Officer, Bella Goren, will make a presentation to analysts during a teleconference on Wednesday, October 20, at 2p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, statements regarding the Company’s liquidity, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; very weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2010	2009	Percent Change
Revenues
Passenger - American Airlines	$4,455	$3,882	14.8%
- Regional Affiliates	618	523	18.1
Cargo	167	136	22.6
Other revenues	602	586	2.7
Total operating revenues	5,842	5,127	14.0

Expenses
Wages, salaries and benefits	1,732	1,701	1.8
Aircraft fuel	1,613	1,453	11.0
Other rentals and landing fees	355	344	3.2
Maintenance, materials and repairs	334	329	1.7
Depreciation and amortization	274	272	0.6
Commissions, booking fees and credit card expense	256	222	15.4
Aircraft rentals	148	126	17.3
Food service	129	128	0.5
Special charges	-	64	(100.0)
Other operating expenses	659	682	(3.4)
Total operating expenses	5,500	5,321	3.4

Operating Income (Loss)	342	(194)	*

Other Income (Expense)
Interest income	8	7	17.9
Interest expense	(204)	(182)	11.6
Interest capitalized	7	11	(33.6)
Miscellaneous – net	(10)	(31)	(67.7)
	(199)	(195)	2.1

Income (Loss) Before Income Taxes	143	(389)	*
Income tax expense (benefit)	-	(30)	(100.0)
Net Income (Loss)	$143	$(359)	*

Earnings (Loss) Per Share
Basic	$0.43	$(1.26)
Diluted	$0.39	$(1.26)

Number of Shares Used in Computation
Basic	333	285
Diluted	389	285

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,
	2010	2009	Percent Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	33.546	32,352	3.7%
Available seat miles (millions)	39,941	38,542	3.6
Cargo ton miles (millions)	476	416	14.6
Passenger load factor	84.0%	83.9%	0.0 pts
Passenger revenue yield per passenger mile (cents)	13.28	12.00	10.7
Passenger revenue per available seat mile (cents)	11.15	10.07	10.7
Cargo revenue yield per ton mile (cents)	35.19	32.79	7.3
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.20	12.29	(0.8)
Fuel consumption (gallons, in millions)	645	636	1.5
Fuel price per gallon (dollars)	2.24	2.06	8.3

Regional Affiliates
Revenue passenger miles (millions)	2,352	2,153	9.2
Available seat miles (millions)	3,197	2,947	8.5
Passenger load factor	73.6%	73.1%	0.5 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,800	66,400
Other	12,800	12,300
Total	78,600	78,700
(1)	Excludes $676 million and $630 million of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended September 30, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.91	9.8%	23.8	1.0%
International	11.51	11.9	16.1	7.7
DOT Latin America	11.88	6.9	7.4	10.0
DOT Atlantic	11.33	15.6	6.7	2.4
DOT Pacific	10.79	21.1	2.0	19.2

American Airlines, Inc.	Three Months Ended September 30, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	84.8	(0.4)	12.87	10.3%
International	82.8	0.9	13.91	10.7
DOT Latin America	80.4	(1.2)	14.77	8.5
DOT Atlantic	85.3	2.6	13.28	12.1
DOT Pacific	83.2	3.0	12.97	16.8

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2010	2009

Total operating expenses	$5,547	$5,368
Less: Operating expenses incurred related to Regional Affiliates	676	630
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,871	$4,738
American mainline jet operations available seat miles	39,941	38,542
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.20	12.29

Percent change	(0.8)%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2010	2009

Total operating expenses	$5,547	$5,368
Less: Operating expenses incurred related to Regional Affiliates	676	630
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,871	$4,738
American mainline jet operations available seat miles	39,941	38,542
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.20	12.29
Less: Impact of special items (cents)	-	0.24
Operating expenses per available seat mile, excluding impact of special items (cents)	12.20	12.05

Percent change	1.2%

Less: Fuel cost per available seat mile (cents)	3.61	3.41
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.59	8.64

Percent change	(0.7)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of September 30,
(in millions, except as noted)	2010	2009

Current and long-term debt	$10,679	$10,913
Current and long-term capital lease obligations	610	680
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,902	4,122
	16,191	15,715
Less: Unrestricted cash and short-term investments	4,557	4,112
Net Debt	$11,634	$11,603

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR Corporation	Three Months Ended September 30,
(in cents, except as noted)	2010	2009

Operating expenses per available seat mile	12.75	12.82
Less: Impact of special items	-	0.22
Operating expenses per available seat mile	12.75	12.60

Percent change	1.2%

Less: Fuel cost per available seat mile	3.74	3.51
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.01	9.09

Percent change	(0.9)%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates	12.62	13.05
Less: Impact of special items	-	0 .37
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	12.62	12.68

Percent change	(0.5)%

Less: Fuel expense per available seat mile	3.83	3.57
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	8.79	9.11

Percent change	(3.5)%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates	12.58	12.22
Less: Impact of special items	0.04	0.20
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	12.54	12.02

Percent change	4.4%

Less: Fuel expense per available seat mile	3.73	3.31
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	8.81	8.71

Percent change	1.2%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Year Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)
Operating expenses per available seat mile	13.18	12.81
Less: Impact of special items	0.03	0.22
Operating expenses per available seat mile, excluding impact of special items	13.15	12.59

Percent change	4.4%

Less: Fuel expense per available seat mile	3.86	3.40
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.29	9.19

Percent change	1.1%

AMR Corporation	Three Months Ended December 31,
(in cents, except as noted)	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile	13.24	13.71
Less: Impact of special items	-	0.45
Operating expenses per available seat mile, excluding impact of special items	13.24	13.26

Percent change	(0.2)%

Less: Fuel expense per available seat mile	3.98	3.69
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.26	9.57

Percent change	(3.3)%

AMR Corporation	Three Months Ended September 30,
(in millions, except as noted)	2010	2009

Net Income (Loss)	$143	$(359)
Less: Impact of special items	-	(94)
Net Income (Loss), excluding impact of special items	$143	$(265)
Earnings (Loss) Per Share (cents)
Basic	0.43	(0.93)
Diluted	0.39	(0.93)

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009	Percent Change
Revenues
Passenger - American Airlines	$12,565	$11,239	11.8%
- Regional Affiliates	1,716	1,493	14.9
Cargo	491	414	18.5
Other revenues	1,812	1,709	6.0
Total operating revenues	16,584	14,855	11.6

Expenses
Wages, salaries and benefits	5,149	5,087	1.2
Aircraft fuel	4,744	4,085	16.1
Other rentals and landing fees	1,059	1,006	5.3
Maintenance, materials and repairs	1,025	948	8.2
Depreciation and amortization	808	826	(2.2)
Commissions, booking fees and credit card expense	738	646	14.3
Aircraft rentals	422	376	12.2
Food service	365	365	0.1
Special charges	-	100	(100.0)
Other operating expenses	2,034	2,030	0.2
Total operating expenses	16,344	15,469	5.7

Operating Income (Loss)	240	(614)	*

Other Income (Expense)
Interest income	19	27	(28.9)
Interest expense	(622)	(535)	16.2
Interest capitalized	25	31	(18.6)
Miscellaneous – net	(35)	(63)	(44.4)
	(613)	(540)	13.5

Income (Loss) Before Income Taxes	(373)	(1,154)	(67.6)
Income tax expense (benefit)	-	(30)	(100.0)
Net Income (Loss)	$(373)	$(1,124)	(66.8)

Earnings (Loss) Per Share
Basic	$ (1.12)	$ (4.00)
Diluted	$ (1.12)	$ (4.00)

Number of Shares Used in Computation
Basic	333	281
Diluted	333	281

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2010	2009	Percent Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	94,462	92,510	2.1%
Available seat miles (millions)	115,200	114,890	0.3
Cargo ton miles (millions)	1,402	1,185	18.3
Passenger load factor	82.0%	80.5%	1.5 pts
Passenger revenue yield per passenger mile (cents)	13.30	12.15	9.5
Passenger revenue per available seat mile (cents)	10.91	9.78	11.5
Cargo revenue yield per ton mile (cents)	35.10	34.95	0.4
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.56	11.96	5.1
Fuel consumption (gallons, in millions)	1,871	1,890	(1.0)
Fuel price per gallon (dollars)	2.28	1.96	16.1

Regional Affiliates
Revenue passenger miles (millions)	6,445	6,196	4.0
Available seat miles (millions)	8,964	8,686	3.2
Passenger load factor	71.9%	71.3%	0.6 pts

(1)	Excludes $2.0 billion and $1.8 billion of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Nine Months Ended September 30, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.79	10.1%	70.1	0.0%
International	11.09	13.8	45.1	0.6
DOT Latin America	11.56	8.5	22.0	2.2
DOT Atlantic	10.77	20.5	17.7	(2.9)
DOT Pacific	10.23	15.4	5.4	7.0

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Nine Months Ended September 30, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	83.1	0.3	12.98	9.7%
International	80.2	3.3	13.83	9.0
DOT Latin America	78.5	2.7	14.73	4.8
DOT Atlantic	81.2	3.6	13.26	15.2
DOT Pacific	83.8	4.9	12.21	8.6

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